Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-271715) of Unisys Corporation of our report dated June 29, 2023 relating to the financial statements and supplemental schedule of Unisys Corporation Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Washington, DC
June 29, 2023